UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Blast Energy Services, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14550 Torrey Chase Blvd., Suite 330
Houston, Texas 77014
___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 11, 2006
___________________________

TO OUR SHAREHOLDERS:

Notice is hereby given that the 2006 Annual Meeting of Shareholders of Blast Energy Services, Inc. (“Blast” or the “Company”) will be held at the Company’s office location, 14550 Torrey Chase Blvd., Suite 330, Houston, Texas 77014, on Thursday, May 11, 2006 at 10:00 a.m., local time (the “Meeting”), for the purposes set forth in this Notice. Proxy Card and a Proxy Statement for the meeting are enclosed.

The Meeting is for the purpose of considering and voting upon the following proposals:

1.	The election of seven (7) directors to our Board of Directors (“Board”);

2.	The ratification of Malone and Bailey, PC being appointed as the Independent Public Accountant;

3.	Consideration of any matters which may properly come before the Meeting, or any adjournment thereof.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Only shareholders of record as of the close of business on March 31, 2006 are entitled to notice of and to vote at the Meeting. Our stock transfer books will remain open. There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully.

You are requested to complete and sign the enclosed form of Proxy which is solicited by the Board and to mail it promptly in the enclosed envelope whether or not you plan to attend the meeting.

By Order of the Board of Directors

/s/ John A. MacDonald

John A. MacDonald
Secretary

Houston, Texas
April 6, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOUR PROXY MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO EXERCISE.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 11, 2006

INTRODUCTORY STATEMENT

This Proxy Statement and accompanying Proxy Card are furnished in connection with a solicitation of Proxies by the Board of Blast Energy Services, Inc. for use at the 2006 Annual Meeting of Shareholders of the Company, to be held at:

Blast Energy Services, Inc.
14550 Torrey Chase Blvd., Suite 330
Houston, Texas 77014
May 11, 2006, at 10:00 a.m., local time,

for the purpose set forth in the accompanying Notice of Annual Meeting of Shareholders.

Shareholders of record at the close of business on March 31, 2006 will be entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote for each matter submitted to a vote at the meeting. Shares represented by executed and unrevoked Proxies will be voted in accordance with the specifications made thereon. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by giving another Proxy or by letter or fax directed to the Company. Any such revocation must show the shareholder's name and must be received prior to the commencement of the meeting in order to be effective. Additionally, any shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any Proxy previously given. Proxy materials will be mailed to shareholders of record on or about April 11, 2006.

Shareholder of Record: Shares Registered in Your Name
If on March 31, 2006 your shares were registered in your name with Blast’s transfer agent, then you are a shareholder of record. As such, you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, you are encouraged to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 31, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are required to be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries e.g., brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process potentially means extra convenience for shareholders and cost savings for companies. Shareholders sharing a same address may either contact the Company, or contact their broker, as applicable to request single or multiple proxy statement and annual report delivery, as desired.

Cost of Proxy Solicitation
The cost of solicitation will be borne by Blast. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, our directors and officers may solicit Proxies personally, without additional compensation.

VOTING AND RELATED MATTERS

Quorum Requirement
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shares representing a majority of the voting power of the outstanding shares are represented by shareholders present at the meeting or by proxy. On the record date, there were approximately 41,804,507 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if a valid proxy vote is submitted or you vote at the meeting. Abstentions and broker non-votes will be counted in determining a quorum.

Proposal Approval Requirements
Shareholders may vote “For” each nominee for director or withhold authority from voting for any nominee. For each of the other matters, shareholders may vote “For”, “Against” or “Abstain”. Each Proposal must be approved by an affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Vote Counting
Votes will be counted by the inspector appointed for the meeting, who will separately count “For”, “Against”, abstentions and broker non-votes. Abstentions and non-votes will not be counted in favor of any proposal.

Voting Results
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-QSB subsequent to the meeting.

ACTION TO BE TAKEN UNDER THE PROXY

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated by the shareholder with respect to a specific matter will be voted as follows with respect to such matter: (1) “FOR” the election of the slate of seven persons named as Management's nominees for election to our Board of Directors; (2) "FOR" the ratification of appointment of Malone and Bailey, PC as the Independent Public Accountant; and (3) "FOR" the transaction of any other business to come before the Meeting, in the discretion of the holders of such Proxies.

SHAREHOLDER PROPOSALS

According to Rule l4a-8 under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by shareholders be voted on at a shareholders meeting. Information concerning such proposals must be submitted to us for inclusion in our proxy statement. Such proposals for inclusion in our proxy materials relating to our Annual Meeting planned for 2007 must be received by us not later than January 31, 2007.

OTHER BUSINESS

As of the date of this Proxy Statement, we have no knowledge of any business, other than previously described herein, which should be presented for consideration at the meeting. In the event that any other business is presented at the meeting, we intend that the persons named in the enclosed Proxy will have authority to vote such Proxy in accordance with their best judgment on such business.

NOTICE TO BANKS, BROKERS/DEALERS, VOTING TRUSTEES, AND THEIR NOMINEES

Please advise us, in care of our corporate address, whether any other persons are the beneficial owners of the shares of common stock for which Proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, and other soliciting materials, you wish to receive in order to supply copies to the beneficial owners of shares.

RELATED MATERIALS

The Company’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2005 is being mailed to each shareholder receiving this Proxy Statement and is also available online at www.sec.gov through the EDGAR database. Any shareholder who is unable to retrieve a copy of such Annual Report may obtain a copy from our website at www.blastenergyservices.com or by request. The Annual Report is not to be treated as part of the proxy solicitation material, or as having been incorporated by reference.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws currently have set a minimum board of six directors and a maximum of eleven. We propose seven nominees for director this year - five nominees who are currently serving as directors of the Company and two nominees, Jeffrey Pendergraft and Scott Johnson who do not currently serve on our Board. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected, or until the director’s death, resignation or removal.

Nominees for the Board of Directors:

John R. Block, 71, has served as a director for our Company since May 2000. He is currently serving as Senior Legislative Advisor for the Washington D.C. based law firm of Olsson, Frank and Weeda, P.C., a firm that represents the food industry. Prior to that he served as President of the Food Distributors International, an organization that represents the wholesale grocery and foodservice distribution industry. Also, Mr. Block served as Secretary of Agriculture for the U.S. Department of Agriculture from 1981 to 1986. He currently serves as a director of John Deere and Co. and Hormel Foods Corp.

Scott W. Johnson, 54, has over twenty five years of investment banking experience in the Energy industry - spanning public and private financings; debt, equity, hybrid and structured securities; corporate restructurings; and acquisitions, divestitures and stock mergers. He is currently co-founder and managing director of Houston-based GasRock Capital, LLC., an energy industry investment firm. He co-founded and became a Managing Director of Weisser, Johnson & Co in 1991 and prior to that he served as Vice President for Goldman, Sachs & Co. Johnson received his M.B.A. from Stanford University and his AB from Harvard College.

Roger P. (Pat) Herbert, 59, has served as a Blast director since June 2005. He has worked in the energy services business for nearly 30 years. He is currently serving as a director and CEO for JDR Cable Systems (Holdings) Ltd - a position he has held since 2002. Prior to that, he served as COO of Petris Technology for a year and before that he was the Chairman & CEO of GeoNet Energy Services, a company he founded in 2000. Prior to 2000 Mr. Herbert had worked with International Energy Services, Baker Hughes and Smith International. Herbert received his M.B.A. from Pepperdine University, his B.S.E. from California State University-Northridge and is a registered professional engineer in the State of Texas.

Joseph J. Penbera, Ph.D., 58, co-founded our Company and has served as a director since its inception in April 1999. Since 1985, he has been a Professor of Business at California State University, Fresno, where he previously served as Dean of the Craig School of Business, and was appointed a Senior Fulbright Scholar in 2005. Dr. Penbera was Senior Economist at Westamerica Bank, Regency Bancorp and California Bank from 1999 to 2002. Dr. Penbera is on the Board of Gottschalks, Inc., a publicly traded regional department store and Rug Doctor, Inc. Dr. Penbera received his Ph.D. from American University, his M.P.A. from Bernard Baruch School and his B.A. from Rutgers University.

Jeffrey R. Pendergraft, 57, currently serves as Chairman and CEO of HNNG Development, a company focused on commercialization of low BTU natural gas. In addition, he is the founder and principal of the Wind Rose Group, an energy investment and advisory firm. His broad background includes private investments, financings, mergers and acquisitions. He has been recognized for achievements in change management, corporate governance, finance, and legal affairs. Prior to forming Wind Rose in 2001, he was EVP and Chief Administrative Officer at Lyondell Chemical and prior to that he served as staff counsel for ARCO. Mr. Pendergraft received his Bachelor of Arts from Stanford University, and his Juris Doctor from Stanford University School of Law.

Frederick R. Ruiz, 62, has served as a Blast director since its inception in April 1999. He co-founded Ruiz Food Products, Inc., a privately held frozen food company in 1964 and has served as Chairman of the Board since 1998. Mr. Ruiz currently serves as a director of McClatchy Newspapers, Inc. and Gottschalks, Inc., each of which are publicly traded, the California Chamber of Commerce and the Hispanic College Fund. During 2004, Mr. Ruiz was named to the California University System Board of Regents.

O. James Woodward III, 70, has served as a director of Blast since its inception in April 1999 and was elected Chairman of the Board in May 2004. From 1992 to 1999, Mr. Woodward was an attorney in private practice in Fresno, California. From 1995 to 2000, he was Chairman of MJ Construction Co., a Fresno, California based construction company, and from 2001 to 2003, he served as a consultant in Fresno, California. Mr. Woodward has been in private practice as an attorney since 2003 and is currently Of Counsel with Baker, Manock and Jensen. He currently serves on the board of directors of Gottschalks, Inc. Mr. Woodward received his M.B.A. from Stanford Graduate School of Business and his J.D. from the University of California, Berkeley Law School.

Recommendation and Vote

It is the intention of the persons named in the accompanying form of Proxy to vote such Proxy “FOR” the election of each person listed above, unless shareholders specifically indicate in their Proxies that they desire to withhold from voting for the electing of such certain Directors to office. Our Board does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the Board reserves the right to substitute another person(s) of their choice as nominee(s). Each nominee must be approved by a plurality of votes cast at the Annual Meeting. A vote to “withhold authority” for a particular nominee shall have no legal effect. Our Management recommends that shareholders vote “FOR” the election of the nominees.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee and the Board have appointed and request you to vote “FOR” the ratification of the appointment by the Board of Malone and Bailey, PC as the Independent Public Accountant for the Company.

Representatives from Malone and Bailey, PC are not required to be present at the shareholders meeting, but have been invited and are encouraged to attend. They will have an opportunity to make statements if they attend and are encouraged to respond to any appropriate questions from shareholders attending the meeting.

We do not anticipate having, nor have had during the two most recent fiscal years or any subsequent interim period any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any independent public accountant, currently or in past recent years, resigned or declined to stand for re-election.

The financial statements audited by the independent public accountant for the past two years do not contain an adverse opinion or disclaimer of opinion and they were not modified as to uncertainty, audit scope or accounting principles.

Independent Public Accountant Fees and Services

Audit Fees: The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of annual financial statements and review of financial statements or services normally provided in connection with statutory and regulatory filings for the fiscal years ending December 31, 2005 and 2004 were: $53,535 and $95,970, respectively.

Audit-Related Fees, Tax Fees, and All Other Fees: No fees were billed in each of the last two fiscal years for non-audit professional services provided by the independent public accountant.

Audit Committee: The registrant's Audit Committee, or officers performing such functions, has approved the independent public accountant's performance of services for the audit of annual financial statements and review of financial statements or services normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal year ending December 31, 2005.

Recommendation and Vote

It is the intention of the persons named in the accompanying form of Proxy to vote such Proxy “FOR” ratification of Malone and Bailey, PC being appointed as the Independent Public Accountant for the Company, unless shareholders specifically indicate in their Proxies that they desire to vote against the proposal or abstain from voting. Approval requires an affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Our Management recommends that shareholders vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our common stock as of February 28, 2006 by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors or nominees for director, (iii) our Named Executive Officers, and (iv) all directors and executive officers as a group. Each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class (1)

Berg McAfee Companies (2) <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />100600 N. De Anza Blvd., #250 Cupertino, California 95014	9,882,659(3)	23.0%

Alberta Energy Partners (15) 43 Brookgreen Circle North Montgomery, Texas 77356	4,000,000(14)	9.3%

Eric McAfee 100600 N. De Anza Blvd., #250 Cupertino, California 95014	1,142,307(4)(5)	2.7%

David M. Adams President & Co-CEO	762,099(6)	1.8%

John O’Keefe Co-CEO & CFO	778,334(7)	1.8%

John R. Block Director	234,000(8)	*

Roger P. (Pat) Herbert Director	10,000(9)	*

Scott W. Johnson Director (Nominee)	0	*

Joseph J. Penbera Director	1,088,452(10)	2.5%

Jeffrey R. Pendergraft Director (Nominee)	5,000	*

Frederick R. Ruiz Director	493,382(11)	1.1%

O. James Woodward III Director	234,000(12)	*

Total Shares of 5% or more Beneficial Ownership	18,630,234(13)	43.4%

Total Shares of Officers and Directors as a group	3,605,267	8.4%

Notes:

* Less than 1%

(1)
Each beneficial owner’s percentage ownership is based upon 42,954,507 shares of common stock outstanding as of February 28, 2006 and assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after February 28, 2006.

(2)	Berg McAfee Companies is controlled by Clyde Berg and Eric McAfee. Mr. McAfee is our former Vice-Chairman.

(3)	Includes 520,014 shares issuable upon exercise of warrants and 50,000 shares issuable upon conversion of convertible debt.

(4)	Includes 50,000 shares issuable upon exercise of warrants and 50,000 shares issuable upon conversion of convertible debt.

(5)	Does not include shares beneficially owned by Berg McAfee.

(6)	Includes 463,333 shares issuable upon exercise of options.

(7)	Includes 440,000 shares issuable upon exercise of options.

(8)	Includes 92,000 shares issuable upon exercise of options.

(9)	10,000 shares issuable upon exercise of options.

(10)	Includes 92,000 shares issuable upon exercise of options.

(11)	Includes 92,000 shares issuable upon exercise of options.

(12)	Includes 114,000 shares issuable upon exercise of options.

(13)	Includes shares beneficially owned by Berg McAfee and Eric McAfee.

(14)	Includes 1,000,000 shares issuable upon exercise of warrants

(15)
Alberta Energy Partners is controlled by Mark McAfee and Mark Alley, who have investment decision and voting powes. Neither Mark McAfee nor Alberta Energy Partners are related to or affiliated with Eric McAfee or the Berg McAfee Companies.

HOLDERS

As of February 28, 2006, we had 42,954,507 shares of common stock issued and outstanding held by approximately 420 shareholders of record, including 1,150,000 shares allocated but not yet issued from our approved class action settlement.

EXECUTIVE OFFICERS

The Executive Officers of the Company are elected by the Board of Directors. The names of our executive officers and certain additional information with respect to each of them are set forth below.

Name	Age	Current Position
David M. Adams	54	President & Co-CEO
John O’Keefe	57	CFO & Co-CEO

David M. Adams has served as our President and COO since January 2004, and became Co-Chief Executive Officer in May 2004. From 1989 to 2000, Mr. Adams served as General Manager of Baker Hughes, E&P Solutions, and from 2001 to 2004 he served as President and General Manager of Subsea Mudlift Drilling Co., LLC, a subsidiary of Hydril Co., LP. Mr. Adams has a degree in petroleum engineering from the University of Texas and is a registered Professional Engineer.

John O’Keefe has served as our Executive Vice President and CFO since January 2004 and became Co-Chief Executive Officer in May 2004. From 1999 to 2000, Mr. O’Keefe served as Vice President of Investor Relations of Santa Fe Snyder, and from 2000 to 2003, he served as Executive Vice President and CFO of Ivanhoe Energy. Mr. O’Keefe has a B.A. in Business from the University of Portsmouth, is a Chartered Accountant and graduated from the Program for Management Development (PMD) from the Harvard Graduate School of Business in 1985 under sponsorship of Sun Oil Company.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The business of the Company is managed under the direction of the Board. The directors will serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. The directors frequently discuss and informally review significant developments affecting the Company and act on matters requiring Board approval. The Board also holds special meetings and acts by written consent. The Board held seven formal meetings during 2005. Each incumbent director attended at least 75% of the aggregate total Board meetings held during the period for which he was a director and the total number of Board committee meetings held on which the director served.

The officers serve at the discretion of our directors. There are no familial relationships among our officers and directors, nor are there any arrangements or understanding between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

No non-compete or non-disclosure agreements exist between our management and any prior or current employer.

Our directors are aware of no petitions or receivership actions having been filed or court appointed as to our business activities, officers, directors, or key personnel.

We have not, nor anticipate, making loans to any of our officers, directors, key personnel, 10% shareholders, relatives thereof, or controllable entities. None of our officers, directors, key personnel, or 10% shareholders has guaranteed or co-signed any bank debt, obligation, or any other indebtedness pertaining to us.

Audit Committee
Our Board has established an Audit Committee. It consists of Dr. Penbera, who serves as Chairman, Messrs Block and Woodward. The Committee meets with management and our independent public accountants to determine the adequacy of internal controls and other financial reporting matters. In addition, the committee provides an avenue for communication between the independent auditors, financial management and the Board. The Board has determined that for the purpose of and pursuant to the instructions of item 401(e) of regulation S-B titled “Audit Committee Financial Expert”, Joseph J. Penbera, PhD possesses the attributes of an audit committee financial expert. He was also approved as a financial expert for Gottschalks, Inc., a New York Stock Exchange company where he serves on the Board. All members of the Audit Committee are independent as defined by item 401(e)(ii) of regulation S-B. The committee receives compensation for Board service only and are not otherwise an affiliated person. This committee met six times in 2005 and has met three times thus far in 2006. The charter for the Audit Committee is attached hereto as Exhibit A and is also available at www.blastenergyservices.com.

Compensation Committee
Our Board has established a Compensation Committee. It consists of Mr. Herbert who serves as Chairman, Messrs Block and Ruiz. The purpose of the Committee is to carry out the Boards’ overall responsibility relating to the compensation of the Company’s senior executives. This committee met three times in 2005 and has met once thus far in 2006. The charter for the Compensation Committee is available at www.blastenergyservices.com.

Nominating Committee
Our Board has also established a Nominating and Corporate Governance Committee. It consists of Mr. Woodward, who serves as Chairman, Dr. Penbera and Mr. Ruiz. Each of these members is independent under SEC rules. The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members, including a review of any candidates recommended by shareholders, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness, in developing and implementing the Company’s corporate governance guidelines, and in otherwise taking a leadership role in shaping the corporate governance of the Company. This committee met twice in 2005 and has met once thus far in 2006. The charter for the Nominating Committee is available at www.blastenergyservices.com.

EXECUTIVE COMPENSATION

Other than Mr. Adams, and Mr. O’Keefe, we have no other person that is a named executive officer as of December 31, 2005.

Compensation Summary
The following table provides certain summary information concerning compensation for the last three fiscal years earned by or paid to our CEOs and each of our other executive officers who had compensation in excess of $100,000 during the last fiscal year (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Award(s)		Payouts
Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
David M. Adams	2005	200,000(1)	70,000(3)	0	0	400,000	0	0
President, Co-CEO	2004	181,146(2)	50,000	0	0	500,000	0	0
	2003	0	0	0	0	0	0	0

John O’Keefe	2005	200,000(1)	70,000(3)	0	0	400,000	0	0
EVP, Co-CEO, CFO	2004	172,500(2)	40,000	0	0	500,000	0	0
	2003	0	0	0	0	0	0	0

During the periods indicated, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

1)	Includes $15,000 deferred by each officer into 2006.
2)	Includes $30,833 and $29,167 for Mr. Adams and Mr. O’Keefe, respectively, deferred from 2004 and paid in 2005 in shares of common stock with a value of $0.50 per share.
3)	Paid in 200,000 shares of common stock valued at $0.35 per share.

Option Grants
The following table provides certain information with respect to options granted to our Named Executive Officers named in the Summary Compensation Table during the fiscal year ended December 31, 2005 under our stock option plan:

OPTION GRANTS IN 2005

Name	Number of Securities Underlying Options Granted	Percent of Total Granted to Employees in Fiscal Year	Exercise Price	Market Price on Date of Grant	Expiration Date

David M Adams	400,000	17%	$ 0.80	$ 0.79	12/31/2015

John O’Keefe	400,000	17%	$ 0.80	$ 0.79	12/31/2015

Option Exercises and Values
The following table sets forth the information concerning option exercises and the value of unexercised options held by our Named Executive Officers named in the Summary Compensation Table as of the end of the last fiscal year.

AGGREGATED OPTION EXERCISES IN 2005
AND OPTION VALUES AT DECEMBER 31, 2005

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options Held at December 31, 2005		Value of Unexercised In The Money Options Held at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable

David M. Adams	None	-	365,000	535,000	$ 0	$ 0

John O’Keefe	None	-	330,000	570,000	$ 0	$ 0

Note: Value of Unexercised In-The-Money Options Held at December 31, 2005 computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of our common stock on December 31, 2005 was $0.79, based on the closing price on the OTC Bulletin Board.

Compensation of Directors
We pay our directors fees for attendance at board and other committee meetings in the form of cash compensation or similar remuneration, and reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

Currently, each independent director earns compensation of $1,000 per month with an additional $1,000 per month for chairing a committee with the exception of the audit committee chair who earns an additional $2,000 per month and the chairman of the board who earns an additional $3,000 per month. Meeting fees are earned at a rate of $1,000 per day for regularly scheduled Board meetings and $500 per day for committee meetings. Currently, only the Chairman of the Board is receiving cash payments toward fees earned. Additionally, the Chairman receives options to purchase 24,000 shares of our common stock per year and all other independent directors receive options to purchase 12,000 shares per year.

Employment Agreements

David M. Adams
In January 2004, we entered into an employment agreement with David Adams. The term of the agreement is for one year, and it may be renewed at the pleasure of both parties. Pursuant to the agreement, Mr. Adams serves as our President and COO in exchange for a base salary of $185,000 per year, which has since been amended to $200,000. Mr. Adams also received an option to purchase 150,000 shares of common stock to vest quarterly over the initial term of the employment agreement. Mr. Adams also received a signing bonus in the amount of $50,000 on the effective date of the employment agreement, and is entitled to participate in our annual incentive compensation program with a potential bonus being up to fifty percent of his base salary.

John O’Keefe
In January 2004, we entered into an employment agreement with John O’Keefe. The term of the agreement is for one year, and it may be renewed at the pleasure of both parties. Pursuant to the agreement, Mr. O’Keefe serves in the position of Executive Vice President and CFO in exchange for a base annual salary of $175,000 for the first twelve months of his employment, $195,000 for the second year of employment and $215,000 for the third year of employment, which has since been amended to $200,000 per year. Mr. O’Keefe also received an option to purchase 80,000 shares of common stock to vest quarterly over the initial term of the employment agreement. Mr., O’Keefe received a one time payment of $40,000 as a sign-on bonus entitled to participate in our annual compensation program with a potential bonus being up to fifty percent of his base salary.

RELATED PARTY TRANSACTIONS

Berg McAfee Companies
In December 2005, a 5% commission fee was earned for a private placement brokered by Chadbourn Securities, which is controlled by Eric McAfee, partner in Berg McAfee Companies. LLC (“BMC”) the beneficial owner of approximately 23.0% of the common stock of the Company.

On July 15, 2005, Blast Energy entered into an agreement to develop its’ initial abrasive jetting rig with BMC. The arrangement involves two loans for a total of $1 million to fund the completion of the initial rig and sharing in the expected rig revenues for a ten-year period. Under the terms of the loan agreement with BMC, cash revenues will be shared on the basis of allocating 90 percent to Blast Energy and 10 percent to BMC for a ten-year period following repayment. After ten years, Blast Energy will receive all of the revenue from the rig. The loan, which has a senior and subordinated structure, carries an average interest rate of 7.4 percent, and matures on March 31, 2007. BMC also has the option to fund an additional three rigs under these commercial terms.

In December 2004, BMC purchased 400,000 shares of our common stock at a price of $0.50 per share in a private transaction valued at $200,000 with two year warrants attached to purchase 400,000 shares of our common stock at a price of $1.00 per share. The proceeds from that transaction were used for general corporate purposes.

In October 2004, BMC loaned us $100,000 under the terms of a convertible promissory note bearing interest at 8% and maturing May 31, 2006. In connection with the note, we issued warrants to purchase 50,000 shares of common stock at $2.00 per share during the term of the note.

Eric McAfee
In addition to the transactions involving Energy 2000, NGS and Berg McAfee, we had the following transactions with Eric McAfee.

On January 19, 2005, we entered into a settlement agreement and mutual release with Eric McAfee, Edge Capital Group, Inc. (“Edge”) and certain entities affiliated with Robert Frazier, Sr. As part of the settlement, Mr. McAfee paid us $625,000 and gave us 300,000 shares of NGS common stock in exchange for 500,000 shares of our common stock. The 300,000 shares of NGS common stock was collateral for a $375,000 required payment to us. That payment was made in April 2005, and the NGS shares were released. The $625,000 in cash was then distributed to Edge along with 750,000 shares of our common stock. At the closing of the settlement agreement, the parties executed a mutual release and dismissed all pending claims and litigation between them.

In October 2004, Mr. McAfee loaned us $100,000 under the terms of a convertible promissory note bearing interest at 8% and maturing May 31, 2006. In connection with the note, we issued warrants to purchase 50,000 shares of common stock at $2.00 per share during the term of the note.

We had a consulting agreement with Mr. McAfee for $10,000 per month through April 30, 2005, with $120,000 due during 2004 and $40,000 in 2005. This agreement was cancelled upon his resignation as a director effective March 2, 2004.

Alberta Energy Partners
In March 2006, Alberta Energy Partners (“Alberta”) accelerated the revenue sharing provisions of the Technology Purchase Agreement and assigned the full 50% ownership of the AFJ technology to Blast effective immediately. Blast had previously owned only 20% and the remaining 30% balance had been contingent upon the sharing of future revenues. Alberta is the beneficial owner of 9.3% of the Company’s common stock.

On August 25, 2005, Blast entered into a purchase agreement with Alberta to purchase a one-half interest in Alberta’s Abrasive Fluid Jet (“AFJ”) cutting technology. The purchase agreement replaces in its entirety an October 2004 licensing agreement between Blast and Alberta. Blast issued to Alberta 3,000,000 restricted shares of its common stock and 750,000 warrants exercisable at $.45 per share for the purchase of Blast common shares. The warrants are exercisable at such time as a minimum of $225,000 in revenue has been received by operation of Blast Rig # 1, and expire three years from date of issuance. The fair value of the award will be measured and recognized at which time Blast achieves the $225,000 revenue mark. Royalties are payable to Alberta at the rate of $2,000 per well or 2% of gross revenues received, whichever is greater, for each well bore in which Blast uses the technology. The agreement shall remain in effect for the commercial life of the technology. Alberta also has agreed to continue the provision of consulting services to Blast at the rate of $10,000 per month through December 31, 2005.

Exhibit A
CHARTER OF AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
I.              SCOPE OF RESPONSIBILITY
                A.            General
                Subject to the limitations noted in Section VI, the primary function of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by (1) overseeing the Company’s system of accounting and financial reporting, auditing, controls and legal compliance, (2) monitoring the operation of such system and the integrity of the Company’s financial statements, (3) monitoring the qualifications, independence and performance of the outside auditors and any internal audit function, and (4) reporting to the Board periodically concerning activities of the Audit Committee.
                B.            Relationship to Other Groups
                The management of the Company is responsible primarily for developing the Company’s accounting practices, preparing the Company’s financial statements, maintaining internal controls, maintaining disclosure controls and procedures, and preparing the Company’s disclosure documents in compliance with applicable law.  Any persons performing the Company’s internal audit function are responsible primarily for objectively assessing the Company’s internal controls.  The outside auditors are responsible primarily for auditing and attesting to the Company’s financial statements and evaluating the Company’s internal controls.  Subject to the limitations noted in Section VI, the Audit Committee, as the delegate of the Board, is responsible for overseeing this process and discharging such other functions as are assigned by law, the Company’s organizational documents, or the Board.  The functions of the Audit Committee are not intended to duplicate, certify or guaranty the activities of management or the internal or outside auditors.
                The Audit Committee will strive to maintain an open and free avenue of communication among management, the outside auditors, the internal auditors, and the Board.  The outside auditors and any persons performing an internal audit function will report directly to the Audit Committee.
II.            COMPOSITION

The Audit Committee will be comprised of three or more directors selected by the Board in accordance with the Company’s bylaws, each of whom will meet the standards of independence or other qualifications required from time to time by the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).  The members of the Audit Committee shall possess such degree of financial or accounting expertise as may be required by law or by the regulations of the SEC or any self-regulatory organization having jurisdiction over the affairs of the Company, as the Board of Directors interprets such qualification in its business judgment.  At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee’s chairperson shall be designated by the Board.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, subject to any limitations or reporting requirements established by law or the Company’s procedures.

III.           MEETINGS
                The Audit Committee will meet at least quarterly, or more frequently if the Committee determines it to be necessary.  To foster open communications, the Audit Committee may invite to its meetings other directors or representatives of management, the outside auditors, the internal auditors, counsel or other persons whose pertinent advice or counsel is sought by the Committee.  The agenda for meetings will be prepared in consultation among the Committee chair (with input from Committee members), management, the outside auditors, the internal auditors and counsel.  The Audit Committee will maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board.
IV.           POWERS & RESPONSIBILITIES
                The Audit Committee shall have the sole authority to appoint or replace the outside auditors.  The Audit Committee shall be directly responsible for the compensation and oversight of the work of the outside auditors (including resolution of disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The Audit Committee shall be responsible for (a) ensuring receipt from outside auditors of a formal written statement delineating all relationships between the auditor and the Company, (b) engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (c) taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.  The Audit Committee shall also have the sole authority to (a) appoint or replace any senior internal auditing executive, and (b) appoint or replace any firm engaged to provide internal auditing services.
                The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.  The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the outside auditor for the purpose of rendering or issuing an audit report, to any advisors employed by the Audit Committee, and for any administrative expenses that are necessary or appropriate in carrying out the Audit Committee’s duties.
                The Audit Committee shall have the power to (a) obtain and review any information that the Audit Committee deems necessary to perform its oversight functions and (b) conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities.  The Audit Committee will be responsible for establishing procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
                The Audit Committee shall have the power to issue any reports or perform any other duties required by (a) the Company's articles of incorporation or bylaws, (b) applicable law, or (c) rules or regulations of the SEC or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee.
                The Audit Committee shall have the power to consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.
V.            PERIODIC OVERSIGHT TASKS
                The Audit Committee, to the extent it deems necessary or appropriate or to the extent required by applicable laws or regulations, will perform the oversight tasks delineated in the Audit Committee Checklist.  The checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices.  The most recently updated checklist will be considered to be an addendum to this charter.  In addition, the Audit Committee will review and reassess the adequacy of this Charter on an annual basis.
VI.           LIMITATIONS
                The Committee’s failure to investigate any matter, to resolve any dispute or to take any other actions or exercise any of its powers in connection with the good faith exercise of its oversight functions shall in no way be construed as a breach of its duties or responsibilities to the Company, its directors or its shareholders.
                The Audit Committee is not responsible for preparing the Company’s financial statements, planning or conducting the audit of such financial statements, determining that such financial statements are complete and accurate or prepared in accordance with generally accepted accounting standards, or assuring compliance with applicable laws or the Company’s policies, procedures and controls, all of which are the responsibility of management or the outside auditors.  The Audit Committee’s oversight functions involve substantially lesser responsibilities than those associated with the audit performed by the outside auditors.  In connection with the Audit Committee’s oversight functions, the Committee may rely on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of the outside auditors. In carrying out its oversight functions, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.